Federal Home Loan Bank of Des Moines
Announcements

FHLB Des Moines Releases 2012 Director Election Results

On November 8, 2012, the Board of Directors of FHLB Des Moines certified the results of the 2012 Member and Independent Director Elections. We are pleased to announce the election results for director terms commencing January 1, 2013.

Member Director Election Results

Iowa - 1 seat available

Number of institutions eligible to vote	365
Number of institutions who voted	184
Total eligible votes per candidate	2,769,496

Total Votes	John P. Rigler, II, President & CEO	Elected – 4 year term
888,441	State Bank and Trust Company	01/01/13 – 12/31/16
25 North Chestnut
New Hampton, IA 50659

Total Votes	David D. Nelson, CEO & Chairman
562,865	West Bank
1601 22nd Street
West Des Moines, IA 50266

Total Votes	Brad W. Kirkpatrick, Director
124,394	Central State Bank
109 W. Main
State Center, IA 50247

Total Votes	Tom R. Spread, EVP & SLO, Director
34,707	Community Bank and Trust Company
615 Cedar Street
Muscatine, IA 52761

South Dakota - 1 member director seat (No Election)

Van D. Fishback, Director & Vice Chairman	Elected – 4 year term
First Bank & Trust	01/01/13 – 12/31/16
520 6th Street
Brookings, SD 57006

On September 20, 2012, Van D. Fishback was declared elected by the FHLB Des Moines to the Bank's board in accordance with Federal Housing Finance Agency regulations to a four-year term commencing January 1, 2013. The one directorship in South Dakota was filled without an election because Mr. Fishback was the only nominee.

Independent Director Election Results

District-wide - 2 total seats available

Independent Directors - 1 seat available

Number of institutions eligible to vote	1,206
Number of institutions who voted	320
Total eligible votes per candidate	6,892,244

Total Votes	Paula R. Meyer, Principal	Elected – 4 year term
2,373,963	Paula R. Meyer Consulting	01/01/13 – 12/31/16
1360 487th Street
St. Ansgar, IA 50472

Public Interest Director (PID) - 1 seat available

Number of institutions eligible to vote	1,206
Number of institutions who voted	324
Total eligible votes per candidate	6,892,244

Total Votes	John F. Kennedy, Sr., EVP & CFO	Elected – 4 year term
2,398,586	St. Louis Equity Fund, Inc.	01/01/13 – 12/31/16
707 N. 2nd Street, Suite 308
St. Louis, MO 63102